EXHIBIT 16.1

LETTER FROM GORDON, HUGHES & BANKS, LLP
DATED APRIL 25, 2008

[LETTERHEAD OF GORDON, HUGHES & BANKS, LLP]

Securities and Exchange Commission
100 F St., NE
Washington, D.C.  20549

Re:         Brinx Resources Ltd. (the "Company")
File Ref. No. 333-102441

Commissioners:

As required by item 304(a)(3) of Regulation S-K, we have read the statements of the Company included under Item 4.01 of its Form 8-K dated April 21, 2008 to be filed by the Company with the Securities and Exchange Commission, as we agree with such statements as they pertain to our Firm.

/s/ GORDON, HUGHES & BANKS, LLP
_________________________________________

Greenwood Village, Colorado
April 25, 2008